Exhibit 10.34

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE (this “Amendment”) is made as of the 21st day of January, 2022, between 320 PARK AVENUE LLC, a Delaware limited liability company (as successor-in-interest to Mutual of America Life Insurance Company), having an office at 320 Park Avenue, New York, New York 10022 (hereinafter referred to as “Landlord”), and PZENA INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company, having an office at 320 Park Avenue, 8th Floor, New York, New York 10022 (hereinafter referred to as “Tenant”).

WHEREAS, Landlord and Tenant entered into a lease, dated as of June 13, 2014 (the “Original Lease”) for the entire rentable area of the eighth (8th) floor (the “Initial Demised Premises”) in the building (the “Building”) known as 320 Park Avenue, New York, New York;

WHEREAS, Landlord and Tenant entered into a First Amendment of Lease, dated as of November 8, 2018 (the “First Amendment;” the Original Lease, together with the First Amendment, as modified by this Amendment, is sometimes referred to herein as the “Lease”) pursuant to which a portion of the ninth (9th) floor of the Building consisting of 8,042 rentable square feet (the “9th Floor Premises”) was added to the Initial Demised Premises (the Initial Demised Premises, together with the 9th Floor Premises, collectively, the “Original Demised Premises”); and

WHEREAS, Landlord and Tenant desire, among other things, (a) for Landlord to lease, and for Tenant to hire and take, additional space, consisting of the entirety of the seventh (7th) floor of the Building, consisting of 36,996 rentable square feet, as more particularly shown as the cross-hatched space on the floor plan annexed hereto as Exhibit A and made a part hereof (hereinafter referred to as the “7th Floor Premises”), (b) to extend the term of the Lease, (c) for Tenant to surrender the 9th Floor Premises, and (d) for Tenant to have the right to use and occupy the Building setbacks on the 7th floor of the Building that are appurtenant to the 7th floor portion of the Demised Premises (the “Setbacks”), in each case, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree (and amend and modify the Original Lease) as follows:

1.
Extension of Lease Term; Fixed Rent; Lease Modifications for the Original Demised Premises; etc.
b.
Effective as of the date hereof, the Lease Term shall be deemed to be amended for the Initial Demised Premises only so that the term of the Lease with respect to the Initial Demised Premises only is extended through and including October 31, 2036, and the Expiration Date referred to in the Lease with respect to the Initial Demised Premises only shall be deemed to be October 31, 2036 unless such term is sooner terminated as provided in the Lease or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

by law, or as the same may be renewed in accordance the terms of Article 34 of the Original Lease (as modified by this Amendment) (the “Expiration Date”).
c.
Commencing on January 1, 2026 (the “Renewal Date”), the “Fixed Rent” payable by Tenant with respect to the Initial Demised Premises only shall be as [see Schedule 1 attached]:
d.
Notwithstanding anything to the contrary contained herein, if Tenant shall not then be in default of any of Tenant’s obligations under the Lease beyond the expiration of any applicable notice and cure periods, Landlord hereby excuses Tenant’s obligation to pay Fixed Rent and Recurring Additional Rent for or with respect to the Initial Demised Premises only for the period from the Renewal Date through and including September 30, 2026.
e.
Effective as of the Renewal Date, Article 1 (and other provisions referencing such) of the Original Lease shall hereby be deemed modified as follows with respect to the Initial Demised Premises only:
i.
The term “Base Operating Year” shall mean the calendar year 2022.
ii.
The term “Base Tax Amount” shall mean the amount of Taxes with respect to the fiscal year commencing July 1, 2022, and ending June 30, 2023.
f.
For the avoidance of doubt, the Fixed Rent and Additional Rent, Base Operating Year and Base Tax Amount for the Original Demised Premises shall remain as set forth in the Original Lease from the date hereof through and including December 31, 2025 (i.e., prior to the commencement of the Renewal Term).
2.
7th Floor Premises; Commencement Date; Rent Concessions; Delivery Condition.
b.
7th Floor Lease Term. Landlord hereby leases to Tenant, and Tenant hereby hires and lets from Landlord, the 7th Floor Premises, for the period commencing on the date on which Landlord delivers the 7th Floor Premises to Tenant vacant (free of all movable property, furniture, furnishings and trade fixtures), “broom-clean”, but otherwise in its “as-is” condition as of the date hereof (such date, the “7th Floor Commencement Date”) and ending on the Expiration Date (i.e., October 31, 2036) (the “7th Floor Lease Term”) as the same may be renewed in accordance the terms of Article 34 of the Lease (as modified by this Amendment). In no event shall the 7th Floor Commencement Date occur prior to May 1, 2022.
c.
7th Floor Commencement Date. Effective as of the 7th Floor Commencement Date, Landlord is delivering possession of the 7th Floor Premises to Tenant in the condition set forth in Section 2(a) above, and, accordingly, the Lease is hereby amended so that the 7th Floor Premises shall be added to and become part of the premises demised under the Lease (with the Original Demised Premises and the 7th Floor Premises being hereafter sometimes collectively referred to as the “Demised Premises”). Landlord shall not be obligated to perform any work whatsoever to prepare the 7th Floor Premises for Tenant’s use and occupancy. Tenant agrees to accept possession on the 7th Floor Commencement Date of the 7th Floor Premises in “as is” and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

“where is” condition, provided that the 7th Floor Premises are vacant (free of all movable property, furniture, furnishings and trade fixtures) and “broom-clean”. All materials, work, labor, fixtures and installations required for completion of the 7th Floor Premises and the operation of Tenant’s business thereat, shall (subject to the provisions of Article 5 of the Original Lease) be furnished and performed by Tenant, at Tenant’s own cost and expense (any such work to prepare the 7th Floor Premises for Tenant’s use and occupancy performed by Tenant or Persons Within Tenant’s Control, the “7th Floor Initial Improvement Work”). Landlord agrees that the 7th Floor Initial Improvement Work shall be considered to be “Tenant’s Initial Work” for the purposes of Article 5 only of the Original Lease.
d.
If Landlord shall be unable to deliver possession of the 7th Floor Premises on the Target Date (as hereinafter defined) or any particular or estimated date by reason of the fact that the 7th Floor Premises is not ready for occupancy, or for any other reason, then Landlord shall not be subjected to any liability for the failure to give possession on said date, except as set forth in this Section 2(c). Tenant agrees that Landlord shall have no liability whatsoever to Tenant in the event that the 7th Floor Commencement Date shall not have occurred on the Target Date or any other particular date, and no such failure shall affect the validity of this Amendment, the Lease or the obligations of Tenant hereunder or thereunder, or be deemed to extend the Lease Term applicable to the 7th Floor Premises and/or the Original Demised Premises, but neither the rent reserved and covenanted to be paid hereunder (with respect only to the 7th Floor Premises) nor the 7th Floor Premises Rent Concession Period (as hereinafter defined) shall commence until the 7th Floor Premises Rent Commencement Date and the 7th Floor Commencement Date, respectively, shall each have each occurred. Landlord expects that the 7th Floor Commencement Date shall occur on May 1, 2022 (the “Target Date”). For each day, beginning on the day that is the thirtieth (30th) day following the Target Date through and including the day immediately prior to the 7th Floor Commencement Date, the 7th Floor Rent Concession Period shall be extended by one day for each day until the 7th Floor Commencement shall occur, subject to extension by any Force Majeure Event. Landlord shall provide at least thirty (30) days’ notice of the actual date that the 7th Floor Commencement Date shall occur. Without limiting the generality of the foregoing, Tenant expressly waives the provisions of Section 223-a of the Real Property Law, and agrees that the provisions of this Section 2 are intended to constitute an express “provision to the contrary” within the meaning of said Section 223-a.
d.
Promptly following the 7th Floor Commencement Date, Landlord and Tenant shall execute and deliver a supplementary agreement (in the form annexed hereto as Exhibit B, and pertaining to the matters set forth therein) setting forth the 7th Floor Commencement Date and the 7th Floor Premises Rent Commencement Date, but the failure to so execute or deliver said supplementary agreement shall not in any way reduce Tenant's obligations or Landlord’s rights under the Lease.
e.
7th Floor Fixed Rent. Fixed Rent for the 7th Floor Premises only (the “7th Floor Fixed Rent”) shall be paid in the following amounts (but otherwise in accordance with the terms of the Original Lease applicable to payment of Fixed Rent): [see Schedule 2 attached]:

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

f.
7th Floor Rent Concession. Notwithstanding anything to the contrary contained herein, if and for so long as Tenant shall not then be in default beyond the expiration of any applicable notice and cure periods with respect to any of Tenant’s obligations under this Lease, Landlord hereby excuses Tenant’s obligation to pay the 7th Floor Fixed Rent or any Recurring Additional Rent for or with respect to the 7th Floor Premises only for the period (the “7th Floor Premises Rent Concession Period”) from the 7th Floor Commencement Date through and including the date that occurs thirteen (13) months from the 7th Floor Commencement Date (with the day immediately following the expiration of the 7th Floor Premises Rent Concession Period being referred to as the “7th Floor Premises Rent Commencement Date”).
g.
General. Tenant shall pay additional rent for the 7th Floor Premises in a manner consistent (without duplication of cost or obligation) with additional rent for the Initial Demised Premises, subject to the provisions of this Amendment. In the event that Tenant’s obligation to pay 7th Floor Fixed Rent shall commence on a date which shall be other than the first day of a calendar month, the same shall be prorated accordingly. In the event that the 7th Floor Lease Term shall expire or sooner terminate (other than a termination resulting from a default by Tenant under the Lease) on a date that shall be other than the last day of a calendar month, Tenant’s obligation to pay 7th Floor Fixed Rent therefore shall be prorated at the then prevailing rental rate.
h.
Base Operating Year; Base Tax Amount; Tenant’s Share for the 7th Floor; Definitions. Effective as of the 7th Floor Premises Rent Commencement Date, Article 1 (and other provisions referencing such terms) of the Original Lease shall hereby be deemed modified as follows with respect to the 7th Floor Premises only; it being agreed that Article 1 (and other provisions referencing such terms) shall remain unmodified with respect to the Original Demised Premises until the Renewal Date (as defined above):
i.
The term “Base Operating Year” shall, for the 7th Floor Premises only, mean the calendar year 2022.
ii.
The term “Base Tax Amount” shall, for the 7th Floor Premises only, mean the amount of Taxes with respect to the fiscal year commencing July 1, 2022, and ending June 30, 2023.
iii.
The term “Tenant’s Operating Share” shall, for the 7th Floor Premises only, mean 5.02%, for so long as Landlord shall own the entire Building. If a portion or portions of the Building (but not the entire Building) shall be sold, transferred or conveyed, then Tenant’s Operating Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Rentable Square Feet, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by a reputable, independent architect engaged by Landlord.
iv.
The term “Tenant’s Tax Share” shall, for the 7th Floor Premises only, mean 4.83%, for so long as Landlord shall own the entire Building. If a portion or portions of the Building (but not the entire Building) shall be sold, transferred or conveyed, then Tenant's Tax Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

shall be the Rentable Square Feet, and the denominator of which shall be the aggregate rentable square feet of office space and retail space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by a reputable, independent architect engaged by Landlord.
v.
The term “Rentable Square Feet” for the 7th Floor Premises shall be deemed to mean 36,996 square feet.
vi.
“7th Floor Security Deposit Amount” shall mean, subject to Section 8 below, One Million Three Hundred Fifty-Five Thousand Four Hundred Sixty-Two and 67/100 Dollars ($1,355,462.67).
i.
Freight Elevator. Landlord shall provide Tenant with up to eighty (80) hours of Overtime Freight Elevator Service at no charge in connection with Tenant’s Improvements (as hereinafter defined) and/or Tenant’s move-in to the 7th Floor Premises and/or Tenant’s surrender of the 9th Floor Premises. In addition, Tenant may use the freight elevator during Business Hours in connection with the performance of the 7th Floor Initial Improvement Work solely for transportation of persons (and not for the receiving or transporting of deliveries), subject to Landlord’s reasonable discretion.
j.
Base Electric Charge. As used in Section 20.03B(i) of the Original Lease, with respect to the 7th Floor Premises only, the term “Base Electric Charge” shall mean the amount of $139,986.00 per annum (except during the period which shall begin on the 7th Floor Commencement Date and end on the day immediately preceding the date on which Tenant shall first occupy the 7th Floor Premises for the purpose of conducting Tenant’s business operations therein, during which period the term “Base Electric Charge” shall mean the amount of $69,993.00 per annum). Tenant shall pay Landlord’s Electricity Cost plus five percent (5%) thereof for electricity in the 7th Floor Premises in accordance with Section 20.02B of the Lease.
k.
Date for Commencement of Additional Rent. Tenant shall commence payment of the Tax Payment and the Operating Expense Payment with respect to the 7th Floor Premises only on the 7th Floor Premises Rent Commencement Date.
l.
Setbacks.
i.
Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, a non-transferable license (“License”) to use and occupy the Setbacks from and after the 7th Floor Commencement Date and (subject to the provisions of this Amendment) continuing through and including the Expiration Date solely for the purposes of (i) installing non-permanent landscaping and other decorative installations and (ii) providing outdoor space for employees to utilize during Business Hours and until 11 p.m. on Business Days, Saturdays, Sundays and Holidays, subject to (1) seasonal and/or periodic usage restrictions during periods in which weather, high wind conditions or other natural events make it infeasible or unsafe (in the sole and absolute discretion of Landlord) to use the Setbacks, and (2) complaints from any tenants, and/or occupants of the Building as to the emanation of noise or other disturbances from the Setbacks (collectively, the “Permitted Setback Use”) and for no other purposes (Tenant hereby specifically

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

agreeing that in no event shall the Setbacks be used for storage purposes of any kind), and in all events subject to the then existing certificate of occupancy for the Building. Tenant shall, at its sole expense, use and install all such landscaping and other decorative installations (subject to Section 2(l)(vii) hereof), and maintain and repair all landscaping and any other installations and personal property installed by, through or under Tenant (which installations and personal property shall in all events be subject to the provisions of Section 2(l)(vii)) during the term of this License in compliance with all applicable laws (including, without limitation, all present and future rules and regulations of any local, state, or federal authority having jurisdiction with respect thereto), any rules and regulations currently in effect or that Landlord may promulgate specifically with respect to Tenant’s use of the Setbacks for the Permitted Setback Use (subject to, and in accordance with, the provisions of Article 26 of the Lease), any requirements of Landlord’s insurers, any direction of any public officer pursuant to law, and any applicable roofing warranties or guaranties (collectively, the “Licensed Area Requirements”). All damage or injury to the Setbacks caused by or arising from any act or omission of Tenant, or of any Person Within Tenant's Control, including those which are structural, extraordinary and unforeseen, shall be promptly repaired, restored or replaced by Tenant, at Tenant's own cost and expense; provided, that to the extent that any structural elements of the Setbacks and/or the Building shall suffer damage or injury caused by or arising from any act or omission of Tenant or of any Person Within Tenant’s Control, Tenant shall promptly notify Landlord of the same, and Landlord shall repair the same (or, if necessary (as determined by Landlord in its reasonable discretion), replace the affected structural elements), and Tenant shall reimburse Landlord, as Additional Rent, for any and all reasonable, out-of-pocket costs and expenses incurred by Landlord in connection therewith within thirty (30) days after demand therefor. All repairs undertaken by Tenant shall be of quality or class equal to the original work or construction. Furthermore, in connection with any repairs or maintenance or exercise of its rights under this License, Tenant must not damage, nor permit any other party to damage, the Setbacks or any other part of the roof or Building. Tenant shall, at its sole expense, obtain and maintain all permits, licenses, variances, authorizations, and approvals (collectively, the “Permits”) that may be required to use the Setbacks for the Permitted Setback Use, and to maintain or repair the Setbacks in compliance with all Licensed Area Requirements. Subject to the provisions of this Section 2(l)(i), Tenant, at its sole expense, shall keep and maintain the Setbacks in good condition, order, and repair, and shall remove and properly dispose of any debris from the Setbacks. Tenant shall, at its sole cost and expense, (i) keep all drains free of debris and all tiles in good condition, (ii) clean, secure and remove all garbage from the Setbacks following each and every use of the Setbacks by Tenant, (iii) place all garbage for pickup in accordance with this Lease or as otherwise instructed by Landlord, and (iv) promptly pay all violations, fines or other penalties that may be imposed upon Landlord or Tenant in connection with any failure on Tenant’s part to dispose of garbage or debris properly, keep the Setbacks clean and free of garbage and debris or similar matters.
ii.
Tenant hereby expressly agrees that, should the 7th floor of the Building no longer be a part of the Demised Premises, then this License shall automatically terminate as to the Setbacks.
iii.
Tenant shall reimburse Landlord, as Additional Rent, for any and all reasonable, out-of-pocket costs and expenses incurred by Landlord arising from Tenant’s use of the Setbacks (e.g., costs incurred by Landlord in connection with the provision of additional

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

Building security personnel as a result of an event held by Tenant on a portion of the Setbacks) within thirty (30) days after demand therefor.
iv.
This License does not and shall not be deemed to constitute a lease or a conveyance of the Setbacks by Landlord to Tenant, or to confer upon Tenant any right, title, estate or interest in all or any portion of the Setbacks. Tenant acknowledges and agrees that the Setbacks shall not constitute, or be deemed or construed to constitute, a part of the Demised Premises, it being understood and agreed that Tenant’s use of the Setbacks for the Permitted Setback Use is derived solely from the License granted herein.
v.
Tenant acknowledges and agrees that Landlord shall not be obligated to perform any work or incur any expense to prepare any portion of the Setbacks for Tenant’s use, nor shall Landlord provide any Building services to the Setbacks, Tenant hereby agreeing that Tenant shall accept the same on the 7th Floor Commencement Date in “as is” and “where is” condition, and Tenant does not rely on any representations, warranties or promises made by Landlord or any person or entity purporting to act on behalf of Landlord (including, without limitation, Landlord’s employees and/or representatives of the Building manager) with respect to the condition of the Setbacks or otherwise. Landlord makes no representation as to the design, construction, development or use of the Setbacks, or whether the same shall be available for Tenant’s use for the Permitted Setback Use, or whether the same shall be safe for Tenant’s use (whether for the Permitted Setback use or otherwise), or whether applicable Legal Requirements allow the Setbacks to be used for the Permitted Setback Use, or, if applicable Legal Requirements do allow the Setbacks to be used for the Permitted Setback Use, that such Legal Requirements, or any Legal Requirements subsequently implemented, will allow for such use throughout the Lease Term.
vi.
Prior to Tenant’s initial use of the Setbacks, Tenant shall provide Landlord with evidence showing that the Setbacks are covered by all of the insurance policies required to be obtained and carried by Tenant pursuant to the provisions of Article 8 of the Lease. The provisions of Article 11 of the Lease shall apply with respect to the Setbacks and the use thereof by Tenant or anyone acting claiming by, through or under Tenant.
vii.
Tenant shall not (1) store or keep any equipment, furniture, supplies, refuse, or merchandise on the Setbacks, (2) enclose the Setbacks or any portion thereof, (3) perform any construction on the Setbacks or thereto (including, without limitation, the installation of landscaping) without Landlord’s prior written approval (which approval may be withheld in Landlord’s sole and absolute discretion); provided that, subject to the terms and conditions of this 2(l), Tenant shall be entitled to install on the Setbacks the items shown on Exhibit C annexed hereto and made a part hereof in the locations shown on such Exhibit C, subject to Landlord’s approval of the plans and specifications therefor and manner of installation thereof, (4) place anything on the ledges or railings on the Setbacks, (5) throw, drop or launch anything from the Setbacks. Once so approved, all personal property installed on, and all landscaping and other installations made to, the Setbacks by, through or under Tenant, Tenant, shall be of a high-quality appearance consistent with the design and quality of the Building and be so installed and/or made in a first-class manner. Landlord must approve in writing in advance the contractors, subcontractors or other third parties that Tenant proposes to perform any work, landscaping or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

alterations on the Setbacks (which approval may be withheld in Landlord’s sole and absolute discretion). Landlord may withdraw its approval of any work to be performed by Tenant without any duty to be reasonable if Landlord subsequently determines that such work will or is reasonably likely to (i) damage the structural integrity of the Setbacks, the roof, or any other part of the Building, tear or damage the membrane of the roof, cause any leaks in the Building or adversely affect or void any warranty or guaranty applicable to the Setbacks, the roof, or the Building, or (ii) violate any zoning ordinance or other applicable laws. Subject to the terms of this Section 2(l), Tenant’s use of the Setbacks shall also be subject to the following conditions: (i) no exterior lighting shall be permitted on the Setbacks without the prior written approval of Landlord (which approval may be withheld in Landlord’s sole and absolute discretion); (ii) no cooking or other similar processes shall be permitted on the Setbacks; (iii) no smoking shall be permitted on the Setbacks; (iv) Tenant shall not display, erect or inscribe any signs, signage or symbols of any kind in, on or about the Setbacks without Landlord’s prior written consent (which consent may be withheld in Landlord’s sole and absolute discretion), (v) Tenant shall not serve or sell (or permit to be served or sold) any alcoholic beverages in connection with the use of the Setbacks; and (vi) at no time shall Tenant’s use of the Setbacks interfere or adversely affect the normal conduct of business of any other tenants or occupants of the Building. Tenant may bring into the Setbacks food and non-alcoholic beverages that has been prepared in advance, provided that the presence of such food and non-alcoholic beverages in the Setbacks shall not violate the restrictions set forth in this paragraph or cause any unusual or other objectionable odors to emanate from the Setbacks. Tenant shall not, by its use of the Setbacks, endanger the safety of any person or the property of Landlord or any tenant or occupant of the Building. Tenant shall use the Setbacks at all times in a safe, sanitary and professional manner and in a manner that does not disturb the quiet enjoyment of the other tenants or occupants of the Building. In no event will Tenant’s use of the Setbacks exceed the maximum occupancy permitted by applicable legal requirements or otherwise violate the Licensed Area Requirements. Tenant shall take all necessary steps to minimize noise emanating from the Setbacks and in no event shall Tenant permit music (live or recorded) or other amplified sounds to be played, performed or made on or from the Setbacks.
viii.
Tenant expressly acknowledges receipt of advice to the effect that Landlord uses portions of the Setbacks in connection with the operation and storage of the windowwashing equipment for the Building (the “Equipment”) and, more generally, in connection with operating, maintaining and repairing the Building. In connection therewith, and in recognition of Landlord’s need to be able to access, move and operate the Equipment and to otherwise access the Setbacks in connection with Landlord’s operation of and performance of maintenance and repairs in and to the Building, Tenant shall incorporate the presence of such Equipment on the Setbacks and the movement and operation thereof, and Landlord’s need for access to the Equipment and the Setbacks more generally, into the design and installation of any Alterations, personal property and/or landscaping in, on or about the Setbacks. Without limiting the generality of the foregoing, Tenant agrees that nothing contained herein shall be construed to limit Landlord’s rights to access the Setbacks in accordance with the provisions of the Lease applicable to Landlord’s access to the Demised Premises for any purpose deemed necessary or desirable by Landlord in connection with Landlord’s operation of the Building. If Landlord must access mechanical or structural components of the Setbacks, the roof, or the Building located on or adjacent to the Setbacks, Tenant is solely responsible for any additional costs incurred by

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

Landlord as a result of Tenant’s use of the Setbacks, including, without limitation, removing and replacing any planters or landscaping.
ix.
Tenant hereby expressly agrees that, should Tenant do anything or permit anything to be done, whether by action or inaction, in breach of any representation, covenant, agreement, term, provision or condition of this Section 2(l) on the part of Tenant to be kept, observed or performed, and should Tenant breach any such representation, covenant, agreement, term, provision or condition and such breach not be fully remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, then the License shall be deemed terminated effective as of the thirty-first (31st) day after the date on which such notice shall have been given to Tenant, and, thereafter, Tenant shall have no right to use or occupy any portion of the Setbacks.

x.
Tenant specifically acknowledges and agrees that the Setbacks shall be used only by Tenant and any Approved Subtenants, and by no other person or entity.
xi.
Upon the expiration or sooner termination of the License, Tenant shall surrender the Setbacks to Landlord in substantially the same condition as existed on the 7th Floor Commencement Date, reasonable wear and tear and damage by fire or other casualty excepted. Tenant hereby agrees that time shall be of the essence with respect to Tenant’s obligation to vacate and surrender possession of the Setbacks upon the expiration or sooner termination of the term of this License, and Tenant shall vacate and surrender possession of the Setbacks at such time in accordance with the provisions of this Section 2. Without limiting the generality of the foregoing, Tenant shall, prior to the expiration or sooner termination of the License and subject to the provisions of Section 2(l)(i) above, repair any and all damage to the Setbacks caused by the acts or omissions of Tenant and restore the same to the condition existing on the 7th Floor Commencement Date
3.
Landlord’s Contribution.
b.
Subject to the terms and conditions hereinafter set forth, Landlord agrees to provide a construction allowance (“Landlord’s Contribution”) to reimburse Tenant for the costs expended by Tenant to perform (subject to the provisions of Article 5 of the Original Lease): the 7th Floor Initial Improvement Work, demolition of the 7th Floor Premises, refurbishment of the base Building restrooms and/or such other work (if any) as shall be performed by Tenant or Persons Within Tenant’s Control to prepare the Initial Demised Premises for Tenant’s continued occupancy thereof (collectively, the “Tenant’s Improvements”) commencing on the 7th Floor Commencement Date, in an aggregate amount not to exceed $9,005,048.00. Landlord shall fund the portion of Landlord’s Contribution then being requisitioned in the manner set forth in Sections 3(b) and (c) below, but only if all of the following conditions shall have been satisfied:
i.
Tenant (x) shall not then be in default with respect to any of the terms, covenants or conditions to be performed or observed by Tenant under this Lease (after notice of such default shall have been given), and (y) shall have submitted receipted invoices for such Tenant’s Improvements as are sought to be reimbursed;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

ii.
Tenant shall have obtained, and at all times during the construction period shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction in connection with such construction, and shall have delivered true copies thereof to Landlord; and
iii.
With respect to hard costs (as hereinafter defined), Tenant shall have delivered to Landlord, for approval by Landlord: (x) a completed requisition for payment (using the AIAG702 form, or any successor form, issued by the American Institute of Architects), certified and sworn to by Tenant’s architect stating or accompanied by: (1) the amount being requested, (2) receipted invoices for all labor and materials therefore performed as part of Tenant’s Improvements, (3) to the best of such architect’s knowledge, the amount of Landlord’s Contribution theretofore paid to Tenant, and (4) that the work completed to date has been performed in good and workmanlike manner in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements; and (y) waivers of lien from all contractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant’s Improvements, in each case, pursuant to direct contracts with Tenant (provided however nothing in this subclause (y) shall release Tenant from any obligation with respect to liens in connection with Tenant’s Improvements pursuant to Section 5.03 of the Original Lease).
a.
Within thirty (30) days after Tenant shall have complied with all of the conditions set forth in the foregoing Section 3(a), Landlord shall pay to Tenant an amount equal to that portion of Landlord’s Contribution which shall equal the cost of Tenant’s Improvements then completed in accordance with the provisions hereof, as certified by Tenant’s architect, less all amounts of Landlord’s Contribution previously disbursed; provided, however, that Landlord shall not be required to make more than one (1) payment per calendar month.
b.
Within thirty (30) days following the last to occur of: (i) Tenant’s request for payment of the final installment of Landlord’s Contribution, (ii) completion of Tenant’s Improvements in accordance with the provisions of Article 5 of the Lease, (iii) the certification of Tenant’s architect that Tenant’s Improvements have been completed in a good and workmanlike manner, to the satisfaction of Tenant’s architect, in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements, (iv) delivery by Tenant to Landlord of waivers of lien from all contractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with Tenant’s Improvements pursuant to direct contracts with Tenant, (v) delivery by Tenant to Landlord of true copies of any required final approvals of Tenant’s Improvements (including letters of completion or amended certificates of occupancy for each and every permit application filed by or on behalf of Tenant) by all governmental authorities having or asserting jurisdiction (including the New York City Department of Buildings), and (vi) delivery by Tenant to Landlord of “as built” drawings with respect to Tenant’s Improvements, the balance of Landlord’s Contribution that has not been previously disbursed (but, in the aggregate, not in excess of the total cost of Tenant’s Improvements) shall be disbursed to Tenant. Tenant expressly agrees that Landlord’s obligation to pay the final installment of Landlord’s Contribution shall be conditioned upon Tenant’s timely compliance with the requirements set forth in clauses (i) - (vi) of this Section 3(c).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

c.
Landlord’s obligation to pay Landlord’s Contribution shall apply to that part of Tenant’s Improvements that consists of the demolition of the existing improvements located in the Demised Premises, installation of walls, partitions, fixtures, improvements and appurtenances permanently attached to or built into the Demised Premises, including without limitation the following: mechanical systems, flooring, ceilings, bathrooms, duct work, electrical wiring, alarms, sprinklers, plumbing, millwork, glazing and supplemental air-conditioning systems (if any), affixed carpeting and other floor and wall coverings (with all such work being referred to herein collectively as “hard costs”), and (ii) design fees, engineering fees, permit and filing fees, construction and/or project management fees (with all such fees being referred to herein collectively as “soft costs”); provided, however, that (a) in no event shall Landlord be required to pay more than fifteen (15%) percent (i.e., $1,350,757.20) of Landlord’s Contribution for any such “soft costs” incurred in connection with the performance of Tenant’s Improvements, and (b) neither such “hard costs” nor such “soft costs” shall include business and trade fixtures, machinery, equipment or other articles of personal property.
4.
Surrender of the 9th Floor Premises.
b.
Within thirty (30) days after the substantial completion of the 7th Floor Initial Improvement Work, Tenant shall vacate and surrender possession of, and all of Tenant’s right, title and interest in and to, the 9th Floor Premises to Landlord in the Surrender Condition (as hereinafter defined) as though such date (such actual date of surrender, the “9th Floor Surrender Date”) were the date originally set forth in the Lease as the expiration of the Term for the 9th Floor Premises. In order to wholly extinguish the Term of the Lease for the 9th Floor Premises, and effective as of the 9th Floor Surrender Date, Tenant hereby gives, grants and surrenders unto Landlord, Landlord’s heirs, distributees, personal representatives, successors and assigns, the 9th Floor Premises, and all of Tenant’s right, title and interest therein as of said date, TO HAVE AND TO HOLD unto Landlord, Landlord’s heirs, distributees, personal representatives, successors and assigns forever. On or before the 9th Floor Surrender Date, Tenant shall deliver to Landlord the Surrender Notice attached hereto as Exhibit “D” and made a part hereof. Tenant shall give Landlord at least thirty (30) days’ notice of the 9th Floor Surrender Date.
c.
Tenant agrees that, on or before the 9th Floor Surrender Date, Tenant shall (a) deliver the 9th Floor Premises to Landlord vacant (free of all moveable property, furniture, furnishings and trade fixtures), “broom clean”, but otherwise in its “as-is” condition as of the date hereof (subject to reasonable wear and tear), and (b) deliver possession of the 9th Floor Premises to Landlord free and clear of all occupants and rights of occupancy (collectively, (a) and (b), the “Surrender Condition”). If the 9th Floor Premises shall not be in the Surrender Condition upon Tenant’s surrender thereof, then (i) Tenant shall be responsible to return the same to the Surrender Condition on or prior to the 9th Floor Surrender Date (or, at Landlord’s election, Landlord shall return the same to the Surrender Condition at Tenant’s reasonable cost, which cost shall be deemed additional rent payable by Tenant to Landlord within thirty (30) days after Landlord’s written request to Tenant therefor), and (ii) Landlord shall not be required to accept surrender of the 9th Floor Premises until the same is returned to the Surrender Condition.
d.
Tenant covenants and warrants on behalf of Tenant, and on behalf of any and all of Tenant’s successors, predecessors and assigns, that Tenant (or Tenant’s predecessor) has

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

not done or suffered, and shall not do or suffer, anything whereby the 9th Floor Premises or any fixtures, equipment or personalty incorporated therein have been, or shall be, encumbered in any way whatsoever.
e.
(i) Provided that the surrender of the 9th Floor Premises shall occur in accordance with the provisions of this Agreement, then, from and after the 9th Floor Surrender Date, Tenant does, for Tenant, and for any and all of Tenant’s successors, predecessors, assigns, heirs, representatives, successors and guarantors, release and forever discharge Landlord, Landlord’s heirs, distributees, personal representatives, successors, predecessors and assigns, from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, acknowledgments, extents, executions, claims and demands whatsoever, in law, admiralty or in equity, which Tenant, or any of Tenant’s successors, predecessors or assigns ever had, now have, or may have, now or hereafter, for, upon or by reason of any matter, cause or thing whatsoever relating to Tenant’s occupancy of the 9th Floor Premises, from the beginning of the world through and including the 9th Floor Surrender Date, except (i) with respect to amounts payable by Landlord pursuant to Section 4(e) below, and (ii) with respect to third-party claims that arise prior to the 9th Floor Surrender Date that specifically survive the termination of the Lease with respect to the 9th Floor Premises only.

(ii) Provided that the surrender of the 9th Floor Premises shall occur in accordance with the provisions of this Agreement, then, from and after the 9th Floor Surrender Date, Landlord does, for Landlord, and for any and all of Landlord's successors, predecessors, assigns, heirs, representatives, successors and guarantors, release and forever discharge Tenant, Tenant's heirs, distributees, personal representatives, successors, predecessors and assigns, from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, acknowledgments, extents, executions, claims and demands whatsoever, in law, admiralty or in equity, which Landlord, or any of Landlord's successors, predecessors or assigns ever had, now have, or may have, now or hereafter, for, upon or by reason of any matter, cause or thing whatsoever relating to Tenant's occupancy of the 9th Floor Premises, from the beginning of the world through and including the 9th Floor Surrender Date, except with (i) respect to amounts payable by Tenant pursuant to Section 4(e) below and (ii) with respect to third-party claims that arise prior to the 9th Floor Surrender Date that specifically survive the termination of the Lease with respect to the 9th Floor Premises only.

f.
Tenant’s liability for any and all amounts due under the Lease with respect to the 9th Floor Premises, including without limitation, Fixed Rent and Recurring Additional Rent, shall be apportioned as of the 9th Floor Surrender Date, by Landlord, in Landlord’s reasonable estimation, except that Tenant’s obligation to pay all Post-Surrender Amounts (hereinafter defined) shall survive the 9th Floor Surrender Date, and it shall remain Tenant’s obligation to pay all Post-Surrender Amounts to Landlord in full as and when such payments are required to be made pursuant to the Lease and this Amendment. For the purposes of this Amendment, the term “Post-Surrender Amounts” shall mean such amounts as are due from Tenant to Landlord pursuant to the Lease or this Amendment, and that are intended to be paid after the 9th Floor Surrender Date. Furthermore (a) Landlord shall remain liable to distribute to Tenant

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

any refund or credit (or pro-rated portion thereof based on the 9th Floor Surrender Date) of (i) any Tenant’s Tax Payment made by Tenant with respect to any Tax Year, and (ii) any Operating Expense Payment made by Tenant with respect to any Operating Year, in each case, for which Tenant is due such refund with respect to the 9th Floor Premises pursuant to the terms of the Lease, and (b) Tenant shall remain liable to pay to Landlord for any underpayment or additional fees (or pro-rated portion thereof based on the 9th Floor Surrender Date) of (x) any Tenant’s Tax Payment made by Tenant with respect to any Tax Year, and (y) any Operating Expense Payment made by Tenant with respect to any Operating Year, in each case, for which Tenant has underpaid or is required to pay additional fees with respect to the 9th Floor Premises pursuant to the terms of the Lease.
g.
Tenant shall indemnify and hold Landlord harmless from any and all liability for real property transfer tax, if any, that may be due and owing to the City or State of New York as a result of the surrender of the 9th Floor Premises. Tenant hereby irrevocably constitutes and appoints Landlord (and any partner or officer of Landlord) as Tenant’s agent and attorney-in-fact (coupled with an interest) to execute and file such tax returns as may be required by law.
5.
Lease Modifications. From and after the date hereof:
b.
The following shall be added to Section 32.01 of the Original Lease after the phrase “governmental preemption,” and before the phrase “by reason of any Legal Requirements”:

“inability to obtain labor or materials for any reason beyond Landlord’s reasonable control, acts of God, war, fire, bioterrorism, terrorist acts or other casualty, any actual or threatened health emergency, including, but not limited to, epidemics, pandemic, famine, disease, plague, quarantine, and other health risk, including, but not limited, to health risks declared or recognized by the Centers for Disease Control, the World Health Organization,”

c.
All references in the Lease to (A) “this Lease”, shall refer to the Original Lease, as amended by this Amendment, (B) “Demised Premises” shall be deemed to refer collectively (but without duplication of cost or obligation) to the Original Demised Premises and the 7th Floor Premises (except where expressly stated otherwise in the other provisions of this Amendment), (C) “Term” or “Lease Term” shall be deemed to refer to the co-terminous term for the 7th Floor Lease Term and the term for the Initial Demised Premises (except where expressly stated otherwise in the other provisions of this Amendment), and (D) the “Expiration Date” shall be deemed to refer collectively to the Expiration Date for the Initial Demised Premises and the 7th Floor Premises, which are the same, and subject to renewal pursuant to and in accordance with the terms and conditions set forth in Article 34 of the Original Lease (as amended by this Amendment). All references in the Lease to the “Security Deposit Amount” shall be deemed to collectively refer to the Security Deposit Amount, the Expansion Security Deposit Amount (as such term is defined in the First Amendment) and the 7th Floor Security Deposit Amount.
d.
Modifying the provisions of Article 10 of the Lease, Tenant shall have the right (i) to create within the Demised Premises up to four (4) separately demised portions of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

the Demised Premises (collectively, the “Sublet Spaces”) (in addition to the premises occupied by Tenant) for temporary sublet, which Sublet Spaces shall not exceed, in the aggregate, 20,000 Rentable Square Feet (which, for avoidance of doubt, one of the four Sublet Spaces may include part or all of the portion of the Original Demised Premises now sublet to OceanSound Partners), and (ii) to sublet the Sublet Spaces to subtenants (“Approved Subtenants”) upon notice to Landlord in accordance with the provisions of Article 10 under the Lease and subject to the terms of the next sentence. Provided that any proposed sublease of the Sublet Spaces occurs within the first five (5) years after the 7th Floor Commencement Date, (x) Landlord shall not unreasonably withhold, delay or condition consent to any such proposed subtenant, and (y) the following provisions of the Lease shall not apply to the applicable proposed subletting of the Sublet Spaces: (I) recapture rights under Section 10.03, (II) the profit-sharing rights under Section 10.07, or (III) the limitations of Section 10.11. Vacant Sublet Spaces shall not be deemed to be Tenant’s “abandonment” or “not in occupancy” under any provision of the Lease. Tenant shall be liable for all costs or expenses to legally demise the Sublet Spaces and any such alterations (which may, at Tenant’s option, be part of the 7th Floor Initial Improvement Work) shall be performed in accordance with Article 5 of the Lease.
a.
Tenant shall have reasonable non-exclusive access during the Lease Term (a) to a proportional share of the electrical and telecommunications closet(s) located on the 7th and 8th floors of the Building that service the Demised Premises, and (b) reasonable and non-exclusive access to a proportional share of existing vertical riser space, from the beginning of such vertical riser space to the 7th and 8th floors of the Building for Tenant’s voice and data requirements and for purposes of connecting telecom systems in the 7th Floor Premises and the Initial Demised Premises (to be installed and maintained by Tenant at Tenant’s expense in accordance with the provisions of Article 5 hereof). To the extent Landlord determines, in its reasonable judgement, that a standby Building engineer must be present during such access, Landlord’s standard charges therefor shall apply and be paid by Tenant to Landlord, as additional rent, within thirty (30) days after Landlord’s delivery of an invoice therefor to Tenant.
3.
Condenser Water. Tenant shall have the right, exercisable only by delivery of written notice (the “Condenser Water Notice”) to Landlord within thirty (30) days after the 7th Floor Premises Rent Commencement Date to request that Landlord reserve sufficient additional condenser water capacity for up to a maximum of twenty (20) additional tons of supplemental air-conditioning in the 7th Floor Premises. If Tenant makes such election, Tenant shall pay Landlord for such additional condenser water in accordance with the provisions of Section 18.01F of the Original Lease.
6.
Renewal Term. Modifying and supplementing Article 34 of the Original Lease, Tenant shall have the option to renew the Lease for the 7th Floor Premises as part of Tenant’s Renewal Option in accordance with the provisions of Article 34 of the Lease (it being agreed and understood that Tenant’s Renewal Option with respect to the 9th Floor is null and void and of no further force or effect). For the avoidance of doubt, (a) Tenant shall have one (1) five (5) year Renewal Option, with the Renewal Term commencing on November 1, 2036 and ending on October 31, 2041, and (b) Tenant must exercise such Renewal Option for the Initial Demised Premises and the 7th Floor Premises together.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

7.
Security Deposit Amount.
b.
Upon execution of this Amendment, Tenant shall deliver to Landlord the 7th Floor Security Deposit Amount. Article 33 of the Original Lease shall govern with respect to any use, application or retainage by Landlord, or any return thereof to Tenant, of the Security Deposit Amount, including, without limitation, the 7th Floor Security Deposit Amount.
a.
Notwithstanding anything to the contrary contained herein, the remaining Expansion Security Deposit Amount (after any deduction of any amounts in connection with the surrender of the 9th Floor Premises in accordance with the terms of the Lease, if any) shall be continue to be held by Landlord, and Landlord shall have no obligation to return the Expansion Security Deposit Amount (or any portion thereof) to Tenant following the surrender of the 9th Floor Premises. In satisfaction of Tenant’s obligation to deliver the 7th Floor Security Deposit Amount, Landlord shall accept a new Letter of Credit, or an amendment of the existing Letter of Credit previously deposited by Tenant with Landlord, in each case, in the amount of the 7th Floor Security Deposit Amount. Subject to the provisions of Subsection 33.03C of the Original Lease in all respects, if no Event of Default shall have occurred at any time during the Lease Term, and provided that Tenant shall not then be in default with respect to any of the terms, provisions, covenants, agreements and conditions of the Lease, Tenant shall be permitted, in accordance with the provisions of Subsection 33.03C of the Original Lease, to reduce the amount of the Security Deposit Amount on the fourth (4th) anniversary of the 7th Floor Commencement Date to $1,035,888.00, it being agreed, however, that at no time during the Lease Term shall the Letter of Credit furnished to Landlord with respect to the 7th Floor Security Deposit Amount be reduced to an amount less than $1,035,888.00.
8.
Signage. The initially named Tenant under the Lease (i.e., Pzena Investment Management, LLC) and any Approved Subtenants, shall be permitted to install identification signage on the entry doors to the 7th Floor Premises, the Original Demised Premises and the Sublet Spaces, and directional signage in the 7th floor elevator lobby and in the 8th floor elevator lobby, subject to Landlord’s approval as to the precise location, dimensions and motif thereof, such approval not to be unreasonably withheld. Notwithstanding the foregoing, provided that Tenant shall have obtained Landlord’s prior written approval to such signage (which approval shall not be unreasonably withheld), Tenant shall have the right to install signage in the 7th floor elevator lobby and the 8th floor elevator lobby identifying Tenant and/or any permitted occupant(s) of the Demised Premises. Any additional signage requested by Tenant shall be governed by the provisions of Subsection 10.15 of the Original Lease.
9.
Brokers. Tenant represents and warrants to Landlord that Tenant has not employed, dealt or negotiated with any broker in connection with this Amendment other than Savills and Jones Lang LaSalle Brokerage, Inc. (collectively, the “Second Amendment Designated Broker”) in connection with this Amendment, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability, damage, cost and expense (including reasonable attorneys’ fees and disbursements) arising out of any claim for a fee or commission by any broker or other party in connection with this Amendment and the extension of the Lease of the Initial Demised Premises and the leasing by Tenant of the 7th Floor Premises. The provisions of this Section 10 shall not apply to the Second Amendment Designated

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

Broker. Landlord agrees to pay the Second Amendment Designated Broker’s commission in accordance with separate agreements between Landlord and the Second Amendment Designated Broker. Landlord represents to Tenant that Landlord has not employed, dealt or negotiated with any broker (other than the Second Amendment Designated Broker) in connection with this Amendment; it being understood and agreed that mailings by Landlord to brokers with respect to Landlord’s desire to lease the 7th Floor Premises shall not be deemed a breach of the foregoing representation. For the avoidance of doubt, (x) the provisions of Section 21.01 of the Original Lease shall be deemed to apply only to the Original Lease and (y) the provisions of Section 6 of the First Amendment shall be deemed to apply only to the First Amendment and for the 9th Floor Premises, in each case, as opposed to this Amendment for the extension of the Lease of the Initial Demised Premises and the leasing of the 7th Floor Premises.
10.
Cafeteria and Amenities Center. Tenant and Approved Subtenants shall have the right, subject to all applicable provisions of this Lease (including, without limitation, the then-current Building rules and any and all rules, regulations and procedures promulgated by Landlord specifically with respect to the use and operation of the Amenity Space (as hereinafter defined)), to use the Amenity Space in common with Landlord and other tenants of the Building. Notwithstanding the foregoing provisions of this Paragraph 11, Tenant hereby expressly acknowledges and agrees that the Amenity Space is being offered for Tenant’s use as an accommodation, and only insofar as the same may now or hereafter exist and/or be offered to other tenants in the Building, and in the event that any Amenity Space shall be reduced in scope or availability or shall cease to exist (in Landlord’s sole discretion), then this Lease and Tenant’s obligations and Landlord’s rights under this Lease shall not in any manner be affected or diminished thereby. If, at any point during the Lease Term, Landlord shall install, operate, maintain and/or provide in the Building any additional amenity and shall make use of the same available to occupants of the Building other than Landlord and its employees, then Tenant shall be offered use of the same, subject to such fees as Landlord may charge (the “Fees”) and such reasonable rules, regulations and procedures as Landlord may promulgate with respect thereto. As used herein, “Amenity Space” shall mean (individually or collectively, as the case may require), any existing, currently contemplated and all future Building amenities, including, without limitation, (i) a dining area, “grab and go” food service, and/or conference and event space on the 16th floor of the Building, (ii) a lobby coffee bar, or (iii) additional event or conference space in the Building. Notwithstanding anything to the contrary contained herein, Landlord may operate a fitness center in the Building and access thereto by Tenant and/or other tenants in the Building shall be permitted or restricted in Landlord’s sole discretion. All costs associated with the operation and maintenance of the Amenity Space (“Amenity Space Costs”) may be included in Operating Expenses, provided such costs are reasonable and competitive with services offered in comparable Class A office buildings in Midtown Manhattan. Notwithstanding the foregoing, if during any Operating Year in which Landlord includes Amenity Space Costs in Operating Expenses, Tenant paid to Landlord any Fees for Tenant’s ordinary office usage (i.e., excluding usage for any parties, events, conferences or other gatherings in which guests who do not regularly work in the Building are in attendance) (such Fees, “Ordinary Use Fees”) of the Amenity Space or any part thereof, then Landlord shall deduct the amount of such Ordinary Use Fees from Amenity Space Costs for the applicable Operating Year (provided that in no event shall Amenity Space Costs be reduced below $0 by virtue of the foregoing).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

11.
Miscellaneous.
a.
Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect. Tenant represents to Landlord that, to Tenant’s knowledge, Tenant has not sent to Landlord any notice of default with respect to Landlord’s obligations under the Lease, which default has not been cured. Landlord represents to Tenant that Landlord, to Landlord’s knowledge, has not sent to Tenant any notice of default with respect to Tenant’s obligations under the Lease, which default has not been cured or deemed cured. By entering into this Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the Demised Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord’s consent is required under the terms of the Lease, except such as may heretofore have been waived in writing, or consented to in writing, by Landlord.
b.
All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Lease. No subsequent alteration, amendment, change or addition to the Original Lease or to this Amendment shall be binding upon Landlord or Tenant unless in writing and signed by both Landlord and Tenant. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
c.
Except as may be expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the “Lease” in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Amendment. All obligations of Landlord and Tenant with respect to the 9th Floor Premises shall remain in full force and effect through the 9th Floor Surrender Date.
d.
This Amendment may be executed in counterparts, all of which together shall constitute the original, but this Amendment shall not be binding upon either party hereto unless and until such time as this Amendment or counterparts thereof shall have been executed by both parties and delivered to the other.
e.
To facilitate execution of this Amendment, the parties may exchange counterparts of the same by facsimile or electronic mail (e-mail) (which shall include, but not be limited to, electronic attachments in ‘pdf’ format containing counterparts of the signature page to this Amendment), which shall be effective as original signature pages for all purposes. Following such execution of this Amendment, each party shall deliver to the others an actual signed original counterpart of this Amendment.

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IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

320 PARK AVENUE LLC, Landlord

By:	/s/Anne Marie Carroll

Name: Anne Marie Carroll
Title: Authorized Signatory

PZENA INVESTMENT MANAGEMENT, LLC, Tenant

By:	/s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Managing Principal

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" NY 78887065v5" "" NY 78887065v5